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Exhibit 24.2

POWER OF ATTORNEY

        I, the undersigned director of Ascent Solar Technologies, Inc., do hereby constitute and appoint Matthew Foster, Janet Casteel and Mohan Misra, or any of them, my true and lawful attorneys and agents, to do any and all acts and things in my name and behalf in my capacity as director and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3 (File No. 333-149740), including specifically, but without limitation, power and authority to sign for me in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) to the registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and I do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

/s/ RICHARD SWANSON 3/21/08 Richard Swanson, Director

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POWER OF ATTORNEY